UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 5, 2007

WHIRLPOOL CORPORATION

(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 M63 North, Benton Harbor, Michigan	49022-2692
(Address of Principal Executive Offices)	(Zip Code)

(269) 923-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective January 5, 2007, the Board of Directors (the “Board”) of Whirlpool Corporation (the “Company”), upon the recommendation of the Corporate Governance and Nominating Committee of the Board, amended the By-Laws of the Company (the “By-Laws”). The changes to the By-Laws were as follows:

•	Revised a provision from Section 11 of Article II to require that a nominee state whether or not the nominee will submit an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the Board in accordance with the relevant Board policy.

•	Replaced a provision from Section 2 of Article III that established a plurality voting standard for all director elections with a provision establishing a majority voting standard to elect directors in uncontested elections. Under the new majority voting standard, nominees for directors must receive more votes for than against their election, unless one or more stockholder nominees are competing for Board seats as of ten days before the Company mails its notice of meeting to stockholders, in which case directors will be elected by plurality vote.

•	Revised a provision of Section 9 of Article III to clarify that a director’s resignation under Article II, Section 11(c) requires acceptance by the Board.

The foregoing is a summary of the By-Law amendments. This summary is qualified in its entirety by reference to the By-Laws, as amended and filed as Exhibit 3.2 attached hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

3.2	By-Laws of Whirlpool Corporation as Amended and Restated

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

Date: January 8, 2007	By:	/s/ Robert T. Kenagy
	Name:	Robert T. Kenagy
	Title:	Corporate Secretary

Exhibit Index

Exhibit No.	Description
3.2	By-Laws of Whirlpool Corporation as Amended and Restated